SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               ------------------

                                SPAR GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                         33-0684451
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                              580 White Plains Road
                          White Plains, New York 10591
                                 (914) 332-4100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             2000 STOCK OPTION PLAN
                            (Full title of the plans)

                                Charles Cimitile
                      Chief Financial Officer and Secretary
                                SPAR GROUP, INC.
                              580 White Plains Road
                          White Plains, New York 10591
                                 (914) 332-4100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Lawrence David Swift, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.


                         CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                  Proposed          Proposed
                                 Amount            Maximum           Maximum         Amount of
     Title of securities          to be        Offering Price       Aggregate      Registration
      to be registered         Registered         Per Share      Offering Price         Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   3,600,000         $1.75 (1)          6,300,000       $1,575.00
--------------------------------------------------------------------------------------------------

(1) For the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock as reported on the NASDAQ Small Cap Stock Market on November 5, 2001, a day within five business days of this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents which have been filed by SPAR Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), as noted below, are incorporated by reference into this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission on April 11, 2001;

         (2) The Company's Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, as filed with the Commission on April 20, 2001;

         (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 as filed with the Commission on May 15, 2001;

         (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 as filed with the Commission on August 14, 2001;

         (5) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 22, 1996; and

         (6) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Jenkens & Gilchrist Parker Chapin LLP, New York, New York. Certain principals of Jenkens & Gilchrist Parker Chapin LLP beneficially own shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

        The Company is a Delaware corporation. Article VI of the Company's Bylaws provides that the Company may indemnify its officers and Directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify anyone who is or was serving as a director or officer of the corporation in certain circumstances.

        Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify (i) any director or officer; or (ii) any former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer or other person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

        Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify (i) any director or officer; or (ii) former director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director, officer or other person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer or other person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such director, officer or other person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery shall deem proper.

        Section 145 of the GCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation shall have power to purchase and maintain insurance on behalf of (a) a director or officer of the corporation or (b) a former director or officer against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

        Article Ninth of the Company's Certificate of Incorporation currently provides that each Director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the Director derived an improper benefit.

        The  Company  carries  directors'  and  officers'   liability  insurance
covering its directors and officers.

Item 7. Exemptions from Registration Claimed.

        Not applicable.

Item 8. Exhibits.



 Exhibit No.      Description of Exhibit
 -----------      --------------------------------------------------------------

        4.1       2000 Stock Option Plan.*

        5.1 Opinion of Jenkens & Gilchrist Parker Chapin LLP as to the legality of the Common Stock registered hereby.

       23.1 Consent of Jenkens & Gilchrist Parker Chapin LLP (contained in the opinion filed as Exhibit 5.1).

       23.2       Consent of Ernst & Young LLP.

       24.1       Power of Attorney (included on Page II-6 hereto).

*Incorporated by reference to the Company's Proxy Statement on Schedule 14A, as filed with the Securities Exchange Commission on July, 12, 2001.

Item 9. Undertakings.

        (A) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 6th day of November, 2001.

                                  SPAR GROUP, INC.


                                  By: /s/ Robert G. Brown
                                      ------------------------------------------
                                      Robert G. Brown
                                      Chairman  of the  Board,  Chief  Executive
                                      Officer, President and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert G. Brown and William H. Bartels as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                Title                           Date
             ---------                                -----                           ----


                                     Chairman of the Board, Chief Executive     November 6, 2001
                                     Officer, President and Director
/s/ Robert G. Brown                  (Principal Executive Officer)
---------------------------------
Robert G. Brown

                                     Chief Financial Officer and Secretary
                                     (Principal Financial and Accounting        November 6, 2001
/s/ Charles Cimitile                 Officer)
---------------------------------
Charles Cimitile


                                                                                November  6, 2001
/s/ William H. Bartels               Vice Chairman and Director
---------------------------------
William H. Bartels


/s/ Robert O. Aders                  Director                                   November 6, 2001
---------------------------------
Robert O. Aders


/s/ Jack W. Partridge                Director                                   November 6, 2001
---------------------------------
Jack W. Partridge


                                      II-6


/s/ Jerry Gilbert                    Director                                   November 6, 2001
---------------------------------
Jerry Gilbert


/s/ George W. Off                    Director                                   November 6, 2001
---------------------------------
George W. Off


                                  EXHIBIT INDEX

 Exhibit No.      Description of Exhibit
 -----------      --------------------------------------------------------------

        4.1       2000 Stock Option Plan.*

        5.1 Opinion of Jenkens & Gilchrist Parker Chapin LLP as to the legality of the Common Stock registered hereby.

       23.1 Consent of Jenkens & Gilchrist Parker Chapin LLP (contained in the opinion filed as Exhibit 5.1).

       23.2       Consent of Ernst & Young LLP.

       24.1       Power of Attorney (included on Page II-6 hereto).

*Incorporated by reference to the Company's Proxy Statement on Schedule 14A, as filed with the Securities Exchange Commission on July, 12, 2001.


                                      II-8